ALLBIRDS REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

Achieves Q3 2023 Guidance Targets; Delivers Continued Progress Under the Company’s Strategic Transformation Plan

Provides Fourth Quarter 2023 Financial Guidance

SAN FRANCISCO, Calif., November 8, 2023 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, today reported financial results for the third quarter ended September 30, 2023.

Q3 2023 Overview

•Net revenue decreased 21.2% to $57.2 million versus a year ago and decreased 8.7% compared to Q3 2021
•Net loss of $31.6 million, or $0.21 per basic and diluted share
•Adjusted EBITDA1 loss of $19.0 million
•Ending inventory of $79.9 million, representing a decrease of 37% versus a year ago
•Significantly reduced operating cash use in Q3; cash use of $5.4 million compared to $17.5 million a year ago.
•Completed previously announced distribution agreements and transitioned to a new operating model in Canada and South Korea, representing continued progress under a key pillar within Allbirds’ Strategic Transformation Plan.

“Our third quarter results reflect another quarter of solid execution under our Strategic Transformation Plan,” said Joey Zwillinger, Co-Founder and CEO. “We made important progress on our key benchmarks of inventory reduction, operating cash use, and cost control, resulting in adjusted EBITDA ahead of our expectations. We also meaningfully advanced our strategy to transition from a direct distribution model to third-party distributors in key international markets. Nearing the end of our first year of transformation, our path remains clear and we are operating with discipline to deliver profitable growth and build shareholder value over the long term.”

Third Quarter Operating Results
Net revenue decreased 21.2% to $57.2 million compared to the third quarter of 2022 and decreased 8.7% compared to the third quarter of 2021. The year-over-year decrease is primarily attributable to a decrease in average selling price, driven by promotional activity, and a decrease in units sold, partially offset by a $0.3 million benefit from foreign exchange (FX). In addition, net revenue in the third quarter of 2023 was negatively impacted by an estimated $0.8 million as a result of the transition from a direct selling model to a distributor model in South Korea and Canada in September 2023.

Gross profit totaled $24.9 million compared to $32.5 million in the third quarter of 2022, and gross margin declined to 43.5% compared to 44.8% in the third quarter of 2022. The decline in gross profit and gross margin is primarily due to the decrease in average selling price and units sold, partially offset by the decrease in inventory write-downs and lower freight, logistics, and product costs per unit.

Selling, general, and administrative expense (SG&A) was $43.5 million, or 76.1% of net revenue, compared to $44.6 million, or 61.4% of net revenue in the third quarter of 2022. The decrease is primarily attributable to decreases in stock-based compensation expense and personnel and related expenses.

Marketing expense totaled $10.2 million, or 17.8% of net revenue, compared to $12.7 million, or 17.4% of net revenue in the third quarter of 2022, reflecting a reduction in marketing spend compared to the same period in 2022, driven by decreased digital advertising spend.

Restructuring expense totaled $1.2 million, or 2.2% of net revenue compared to $0.7 million, or 1.0% of net revenue in the third quarter of 2022, primarily as a result of higher professional service fees and employee-related benefits associated with execution of the strategic transformation plan announced in March 2023.

Net loss was $31.6 million compared to $25.2 million in the third quarter of 2022, and net loss margin was 55.2% compared to 34.7% in the third quarter of 2022.

Adjusted EBITDA1 was a loss of $19.0 million, compared to a loss of $14.8 million in the third quarter of 2022, and adjusted EBITDA margin1 declined to (33.1)% compared to (20.4)% in the third quarter of 2022.

Nine Month Operating Results
Net revenue in the first nine months of 2023 decreased 14.8% to $182.1 million compared to $213.6 million in the first nine months of 2022 and increased 1.0% compared to the first nine months of 2021. The year-over-year decrease is primarily attributable to a decrease in average selling price, driven by promotional activity, a decrease in units sold, and a $1.2 million impact of FX.

Gross profit in the first nine months of 2023 totaled $76.9 million compared to $93.3 million in the first nine months of 2022, while gross margin declined to 42.2% in the first nine months of 2023 versus 43.7% in the same period a year ago. The decrease in gross profit and gross margin is primarily due to the decrease in average selling price and units sold, partially offset by the decrease in inventory write-downs, lower freight costs, and a higher mix of international sales.

SG&A in the first nine months of 2023 was $132.5 million, or 72.8% of net revenue, compared to $125.1 million, or 58.6% of net revenue, in the first nine months of 2022, with the increase primarily attributable to an increase in operational expenses for 11 additional stores opened since the first nine months of 2022, including depreciation expense and rent and utility expense.

Marketing expense in the first nine months of 2023 totaled $34.2 million compared to $42.3 million in the first nine months of 2022 and improved as a percentage of net revenue to 18.8% from 19.8% for the same period last year due to a reduction in marketing spend compared to the same period in 2022, driven by decreased digital advertising spend.

Restructuring expense in the first nine months of 2023 totaled $5.5 million, or 3.0% of net revenue, compared to $0.7 million, or 0.3% of net revenue, in the same period in 2022, primarily as a result of higher professional fees and employee-related expenses associated with the execution of the strategic transformation plan announced in March 2023.

Net loss in the first nine months of 2023 was $95.7 million compared to $76.5 million in the first nine months of 2022, and net loss margin was 52.5% compared to 35.8% in the first nine months of 2022.
Adjusted EBITDA loss1 in the first nine months of 2023 was $58.9 million compared to a loss of $47.9 million in the first nine months of 2022, and adjusted EBITDA margin(1) declined to (32.4)% compared to (22.4)% for the first nine months of 2022.

Strategic Transformation Designed to Drive Sustained and Profitable Growth

During the third quarter, Allbirds made continued progress with the execution of its strategic transformation plan designed to reignite growth in the coming years, as well as improve capital efficiency, and drive improved profitability. The plan, announced in March 2023, focuses on four key areas:

1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures below.

•Reignite product and brand: Executing a highly focused brand strategy that reconnects with core consumers.
•Optimize U.S. distribution and store profitability: Driving traffic and conversion to our U.S. fleet and selectively expanding our third-party channel.
•Evaluate transition of international go-to-market strategy: Transitioning to distributor partners in certain international markets to grow internationally in a cost- and capital-efficient manner.
•Improve cost savings and capital efficiency: Building upon and further accelerating 2022 cost and cash optimization initiatives to accelerate cost of revenue savings and SG&A savings, and improve cash optimization.

Subsequent to the close of the third quarter, Allbirds entered into a non-binding letter of intent with a distributor partner in Japan and a non-binding letter of intent with a distributor partner in Australia/New Zealand. The transition to these distributors contemplated by these letters of intent are expected to be finalized in mid-2024. The New Zealand letter of intent is subject to the completion of an employee consultation process.

Balance Sheet Highlights

Allbirds ended the quarter with $132.5 million of cash and cash equivalents, reflecting a significant improvement in operating cash use. The Company’s operating cash use was $5.4 million for the three months ended September 30, 2023, compared to operating cash use of $17.5 million in the same period a year ago.

Inventories totaled $79.9 million, a decrease of 31.6% compared to $116.8 million at the end of 2022, and a decrease of 36.8% compared to $126.5 million at the end of the third quarter of 2022. The decrease from the end of 2022 is primarily attributable to fewer units of on hand inventory.

Q4 2023 Financial Guidance Targets

Allbirds is providing the following financial guidance targets for the fourth quarter of 2023, which reflects a negative impact to revenue associated with the transition from a direct selling model to a distributor model in Canada and South Korea, as well as the Company’s plans for heightened promotional activity during the holiday season:

•Net revenue of $66 million to $72 million, a decrease of 22% to 15% versus the fourth quarter of fiscal 2022.
•Adjusted EBITDA2 loss of $(26) million to $(23) million.

The Company will provide additional commentary on 2023 business trends during its earnings call.

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, November 8, 2023. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.
2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our third quarter 2023 and 2022 results included in this press release.

Dreamed up in New Zealand, Allbirds launched in San Francisco in 2016 with the ethos of using natural materials to create the world’s most comfortable shoes. With carbon reduction as its north star, Allbirds is paving the way for a more sustainable approach to business through product innovation, industry collaboration (like open sourcing its carbon footprint calculator) and being the first footwear brand to carbon label all of its products. www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our strategic transformation plan and related efforts, financial outlook and guidance targets, planned transition to a distributor model in certain international markets, anticipated distributor model arrangements, anticipated distributor model arrangements, focus on improving efficiencies and driving profitability, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, reducing the carbon footprint of our products, materials innovation and new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our ability to execute our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets for the third quarter of 2023; our ability to complete transitions to a distributor model in certain international markets; our ability to achieve our cost savings targets by 2025; economic uncertainty in our key markets; impairment of long-lived assets; the strength of our brand; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for the second half of 2023; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

Further information on these risks and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, including common stock warrant expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, severance payments, and other related charges from our August 2022 and March 2023 initiatives), non-cash gains or losses on the sales of businesses relating to our March 2023 initiatives, other income or expense (consisting of non-cash changes in the fair value of our equity investments, non-cash gains or losses on foreign currency, and non-cash gains or losses on sales of property and equipment), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.

Investor Relations:

ir@allbirds.com
Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$57,244	$72,651	$182,075	$213,588
Cost of revenue	32,351	40,120	105,218	120,263
Gross profit	24,893	32,531	76,857	93,325
Operating expense:
Selling, general, and administrative expense	43,545	44,644	132,516	125,106
Marketing expense	10,176	12,654	34,192	42,294
Restructuring expense	1,234	747	5,514	747
Total operating expense	54,955	58,045	172,222	168,147
Loss from operations	(30,062)	(25,514)	(95,365)	(74,822)
Loss from sales of businesses	(2,346)	—	(2,346)	—
Interest income (expense)	1,120	(35)	2,961	(107)
Other (expense) income	(153)	155	(298)	393
Loss before provision for income taxes	(31,441)	(25,394)	(95,048)	(74,536)
Income tax (provision) benefit	(134)	153	(631)	(1,953)
Net loss	$(31,575)	$(25,241)	$(95,679)	$(76,489)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.17)	$(0.63)	$(0.52)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	152,103,817	149,267,269	151,005,080	148,481,459

Other comprehensive loss:
Foreign currency translation loss	(906)	(3,690)	(1,438)	(7,763)
Total comprehensive loss	$(32,481)	$(28,931)	$(97,117)	$(84,252)

Allbirds, Inc.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenue	56.5%	55.2%	57.8%	56.3%
Gross profit	43.5%	44.8%	42.2%	43.7%
Operating expense:
Selling, general, and administrative expense	76.1%	61.4%	72.8%	58.6%
Marketing expense	17.8%	17.4%	18.8%	19.8%
Restructuring expense	2.2%	1.0%	3.0%	0.3%
Total operating expense	96.0%	79.9%	94.6%	78.7%
Loss from operations	(52.5)%	(35.1)%	(52.4)%	(35.0)%
Loss from sales of businesses	(4.1)%	0.0%	(1.3)%	0.0%
Interest income (expense)	2.0%	0.0%	1.6%	(0.1)%
Other (expense) income	(0.3)%	0.2%	(0.2)%	0.2%
Loss before provision for income taxes	(54.9)%	(35.0)%	(52.2)%	(34.9)%
Income tax (provision) benefit	(0.2)%	0.2%	(0.3)%	(0.9)%
Net loss	(55.2)%	(34.7)%	(52.5)%	(35.8)%

Other comprehensive loss:
Foreign currency translation loss	(1.6)%	(5.1)%	(0.8)%	(3.6)%
Total comprehensive loss	(56.7)%	(39.8)%	(53.3)%	(39.4)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$132,483	$167,136
Accounts receivable	5,321	9,206
Inventory	79,933	116,796
Prepaid expenses and other current assets	18,012	15,796
Total current assets	235,749	308,934

Property and equipment—net	48,101	54,340
Operating lease right-of-use assets	89,586	91,232
Other assets	6,616	7,858
Total assets	$380,052	$462,364

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	12,580	12,245
Accrued expenses and other current liabilities	20,148	23,448
Current lease liabilities	14,582	10,263
Deferred revenue	3,934	4,057
Total current liabilities	51,244	50,012

Noncurrent liabilities:
Noncurrent lease liabilities	92,420	95,583
Other long-term liabilities	9	—
Total noncurrent liabilities	92,429	95,583
Total liabilities	$143,673	$145,595

Commitments and contingencies (Note 16)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 99,999,316 and 96,768,745 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	10	10
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of September 30, 2023 and December 31, 2022; 52,547,761 and 53,137,729 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	575,833	559,106
Accumulated other comprehensive loss	(5,049)	(3,611)
Accumulated deficit	(334,420)	(238,741)
Total stockholders’ equity	236,379	316,769

Total liabilities and stockholders’ equity	$380,052	$462,364

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(95,679)	$(76,489)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,142	11,129
Amortization of debt issuance costs	37	37
Stock-based compensation	15,662	14,785
Inventory write-down	9,149	12,675
Realized loss on equity investment	84	—
Loss from sales of businesses	2,376	—
Changes in assets and liabilities:
Accounts receivable	3,799	1,563
Inventory	23,090	(34,890)
Prepaid expenses and other current assets	750	(1,939)
Operating lease right-of-use assets and current and noncurrent lease liabilities	2,919	—
Other assets	—	(3,839)
Accounts payable and accrued expenses	(2,783)	(12,054)
Other long-term liabilities	9	7,674
Deferred revenue	(53)	(810)
Net cash used in operating activities	(25,498)	(82,158)

Cash flows from investing activities:
Purchase of property and equipment	(9,657)	(24,957)
Changes in security deposits	758	(610)
Proceeds from equity investment	166	—
Net cash used in investing activities	(8,733)	(25,567)

Cash flows from financing activities:
Proceeds from the exercise of stock options	516	2,738
Taxes withheld and paid on employee stock awards	(359)	(152)
Proceeds from issuance of common stock under the employee stock purchase plan	233	823
Repayment of non-recourse promissory note	—	539
Payments of deferred offering costs	—	(744)
Net cash provided by financing activities	390	3,204

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(804)	(2,698)
Net decrease in cash, cash equivalents, and restricted cash	(34,645)	(107,219)
Cash, cash equivalents, and restricted cash—beginning of period	167,767	288,576
Cash, cash equivalents, and restricted cash—end of period	$133,122	$181,357

Supplemental disclosures of cash flow information:
Cash paid for interest	$86	$63
Cash paid for taxes	$1,477	$1,366
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$30	$1,299
Non-cash exercise of common stock warrants	$—	$35
Stock-based compensation included in capitalized internal-use software	$677	$892
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$132,483	$180,727
Restricted cash included in prepaid expenses and other current assets	639	630
Total cash, cash equivalents, and restricted cash	$133,122	$181,357

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated: :

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(31,575)	$(25,241)	$(95,679)	$(76,489)
Add (deduct):
Stock-based compensation expense, including common stock warrant expense	4,690	5,793	15,662	14,938
Depreciation and amortization expense	5,162	4,132	15,269	11,243
Restructuring expense	1,234	747	5,514	747
Loss from sales of businesses	2,346	—	2,346	—
Other expense (income)	153	(155)	298	(393)
Interest (income) expense	(1,120)	35	(2,961)	107
Income tax provision (benefit)	134	(153)	631	1,953
Adjusted EBITDA[1]	$(18,976)	$(14,842)	$(58,920)	$(47,894)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$57,244	$72,651	$182,075	$213,588

Net loss	$(31,575)	$(25,241)	$(95,679)	$(76,489)
Net loss margin	(55.2)%	(34.7)%	(52.5)%	(35.8)%

Adjusted EBITDA	$(18,976)	$(14,842)	$(58,920)	$(47,894)
Adjusted EBITDA margin	(33.1)%	(20.4)%	(32.4)%	(22.4)%
1 We are no longer excluding the revenue and cost of revenue impact associated with the inventory optimization related to the previously announced discontinuation of our first generation apparel business, the Simplification Initiatives, from Adjusted EBITDA. The impact of this change to our adjusted EBITDA for the three and nine months ended September 30, 2022 is an increase to Adjusted EBITDA loss of $11.6 million.

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
United States	$43,671	$56,083	$135,555	$164,229
International	13,573	16,568	46,520	49,359
Total net revenue	$57,244	$72,651	$182,075	$213,588

	Store Count by Primary Geographical Market
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
United States	19	23	27	32	38	42	42	44	45
International[2]	12	12	12	14	13	16	17	18	15
Total stores	31	35	39	46	51	58	59	62	60

END OF RELEASE
2 In the third quarter of 2022, we opened two new international stores and had three store leases expire, resulting in a net reduction of one lease. In the third quarter of 2023, we transitioned the operations of two stores in Canada and one store in South Korea to unrelated third-party distributors, resulting in a reduction of three international stores.